UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 7, 2009
Date of report (Date of earliest event reported):

American Dairy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

+1 (626) 757-8885
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by American Dairy, Inc. with the Securities and Exchange Commission on May 13, 2009 solely to correct an error in the total number of performance options granted.  Item 5.02(e) has been revised to indicate that, in the aggregate, 2,073,190 performance stock options were granted, and Item 3.02 has been revised to indicate that 2,043,190 performance stock options were granted to non-U.S. persons.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated by reference into this Item 3.02. All of the recipients of the performance stock options, except for one, are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), and American Dairy, Inc. (the “Company”) issued options to acquire 2,043,190 shares of its common stock to these recipients in offshore transactions not requiring registration under the Securities Act pursuant to Regulation S.  The Company issued options to acquire 30,000 shares to the remaining recipient in reliance on the exemption from registration provided by Section 4(2) under the Securities Act for a transaction by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state securities law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 7, 2009, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved, and recommended that the Board approve, the Company’s 2009 Stock Incentive Plan (the “2009 Plan”). On May 7, 2009, the Board approved the 2009 Plan. All awards under the 2009 Plan will be subject to shareholder approval at the Company’s 2009 Annual Meeting of Shareholders.  The Board approved the 2009 Plan in order to permit grants of certain equity incentives, including incentive stock options, nonqualified stock options, restricted stock awards, performance stock awards and other equity-based compensation, to certain employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its subsidiaries.  The total number of shares of the Company’s common stock initially authorized for issuance under the 2009 Plan is 2,000,000 plus any authorized shares that, as of May 7, 2009, were available for issuance under the Company’s 2003 Stock Incentive Plan.  Shares issued under the 2009 Plan may be drawn from authorized but unissued shares or shares now held or subsequently acquired by the Company as treasury shares.  A form of the 2009 Plan is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

On May 7, 2009, the Compensation Committee of the Board granted new, non-statutory performance stock options to certain officers and employees of the Company under the 2009 Plan.  In the aggregate, 2,073,190 performance stock options were granted, each with an exercise price of $16.86.  The following table sets forth the number of performance stock options granted to each of the Company’s “named executive officers” (as defined by Item 402(m)(2) of Regulation S-K):

Named Executive Officer Awards Table

Named Executive Officer	Number of Performance Stock Units
Leng You-Bin Chairman, Chief Executive Officer, President and General Manager	150,000
Liu Hua Vice Chairman, Secretary and Treasurer	50,000
Liu Sheng-Hui Vice President of Finance, Feihe Dairy	50,000

The performance stock options will vest in two equal tranches on the fourth and fifth anniversaries of the date such options were granted, provided that the recipient has met the performance criteria established in accordance with the 2009 Plan and the option holder continues to be an employee of, or service provider to, the Company or its subsidiaries at the time of the relevant vesting dates.  If the recipient fails to satisfy the performance goals related to a vesting date, the shares that would otherwise vest on that date will be forfeited and cancelled.

The preceding discussion of the 2009 Plan is qualified by reference to the form of 2009 Plan attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
Exhibits.

(d)	Exhibit	Description
	10.1	Form of 2009 Stock Incentive Plan and related agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DAIRY, INC.

By:	/s/ Jonathan H. Chou
Jonathan H. Chou
Chief Financial Officer

Date: May 14, 2009

INDEX TO EXHIBITS

Exhibit	Description
10.1	Form of 2009 Stock Incentive Plan and related agreements